UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, Ronald D. Paul, Chairman, President and Chief Executive Officer of Eagle Bancorp, Inc. (the “Company”), and Chairman and Chief Executive Officer of the Company’s wholly owned subsidiary, EagleBank (the “Bank”), advised the Board of Directors of his retirement, effective immediately, from all positions as an officer and director of the Company, the Bank and their subsidiaries.  Mr. Paul indicated that his decision was the result of serious health developments which would substantially interfere with his ability to perform his duties and obligations to the Company and the Bank.

The Board of Directors of the Company has elected Vice Chair, Norman R. Pozez, to succeed Mr. Paul as Chair of the Board of Directors.  The Board of Directors of the Company have appointed Susan G. Riel, Executive Vice President of the Company and Senior Executive Vice President and Chief Operating Officer of the Bank, to succeed Mr. Paul as Interim President and Chief Executive Officer of the Company and the Bank.  The Board of Directors will review alternatives for a permanent successor over the coming weeks.

The Company issued a press release on March 21, 2019 announcing Mr. Paul’s retirement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
99.1	Press Release dated March 21, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Susan G. Riel
Susan G. Riel
Interim President and Chief Executive Officer

Dated: March 26, 2019